As filed with the Securities and Exchange Commission on January 3, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bridgeline Digital, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-2263942
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Sylvan Road, Suite G700

Woburn, MA 01801

(Address of principal executive offices)

Bridgeline Digital, Inc. 2016 Stock Incentive Plan, as Amended

(Full title of the plan)

Thomas R. Windhausen

Chief Financial Officer

100 Sylvan Road, Suite G700

Woburn, MA 01801

(781) 376-5555

(Name, address, and telephone number of agent for service)

Copies to:

Irvin Brum, Esq.

Dominick Ragno, Esq.

Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza, East Tower, 15th Floor

Uniondale, New York 11556

(516) 663-6600

(516) 663-6643 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Bridgeline Digital, Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 750,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), issuable pursuant to the Company’s 2016 Stock Incentive Plan, as amended (the “Plan”), of which 650,000 shares underlying stock options have been granted to certain officers, directors, and employees of the Company. The Plan provides for the grant of incentive stock options, non-qualified stock options, shares of our Common Stock, restricted shares of Common Stock, restricted stock units, stock appreciation rights, dividend equivalent rights and other stock-based awards (collectively, “Awards”). Awards may be granted to the Company’s officers, directors, employees and outside consultants and advisors who are eligible to receive Awards under the Plan. The Company previously registered shares available for issuance under the Plan on: (i) a registration statement on Form S-8 filed with the Securities and Exchange Commission (“Commission”) on August 17, 2016 (Registration No. 333-213185) (the “2016 Registration Statement”), (ii) a registration statement on Form S-8 filed with the Commission on November 19, 2019 (Registration No. 333-234771) (the “2019 Registration Statement”), and (iii) a registration statement on Form S-8 filed with the Commission on May 13, 2022 (Registration No. 333-264937) (the “2022 Registration Statement” and together with the 2019 Registration Statement, and 2016 Registration Statement, collectively, the “Prior Registration Statements”).

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference

The following documents previously filed with the Commission by Bridgeline Digital, Inc. (“we,” “us,” “our”, “Company”, “Registrant”, or “Bridgeline”) are hereby incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the year ended September 30, 2023, filed with the Commission on December 27, 2023; and

(b)

The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on June 28, 2007 (which incorporates such description of the Common Stock from the Company’s Registration Statement on Form SB-2, originally filed with the Commission on December 13, 2006 and as subsequently amended, which description is also hereby incorporated by reference), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or subsequent to the effective date hereof and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be incorporated by reference into this Registration Statement. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits

4.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2013)
4.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2018)
4.3

Amendment to the Amended and Restated Bylaws of Bridgeline Digital, Inc., dated September 9, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 10, 2021)

5.1*	Opinion of Ruskin Moscou Faltischek, P.C.
23.1*	Consent of PKF O’Connor Davies, LLP
23.2*	Consent of Ruskin Moscou Faltischek, P.C. (contained in Exhibit 5.1 hereof)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Bridgeline Digital Inc. 2016 Stock Incentive Plan (incorporated by reference to Appendix B of the Company’s DEF 14A filed with the SEC on March 22, 2016)
99.2	First Amendment to the Bridgeline Digital Inc. 2016 Stock Incentive Plan (incorporated by reference to Appendix B of the Company’s DEF 14A filed with the SEC on August 23, 2019)
99.3	Second Amendment to the Bridgeline Digital Inc. 2016 Stock Incentive Plan (incorporated by reference to Appendix A of the Company’s DEF 14A filed with the SEC on February 14, 2022)
99.4*	Third Amendment to the Bridgeline Digital, Inc. 2016 Stock Incentive Plan
107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodbury, New York, on this 3rd day of January 2024.

Bridgeline Digital, Inc.

By:	/s/ Thomas R. Windhausen
Thomas R. Windhausen
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Roger Kahn and Thomas R. Windhausen, and each of them, his or her lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable compliance with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of January 3, 2024.

Signature	Title	Date

/s/ Roger Kahn	President, Chief Executive	January 3, 2024
Roger Kahn	Officer, and Director (Principal Executive Officer)

/s/ Thomas R. Windhausen	Chief Financial Officer,	January 3, 2024
Thomas R. Windhausen	Treasurer, and Secretary (Principal Financial Officer)

/s/ Joni Kahn	Chairperson	January 3, 2024
Joni Kahn

/s/ Kenneth Galaznik	Director	January 3, 2024
Kenneth Galaznik

/s/ Scott Landers	Director	January 3, 2024
Scott Landers

/s/ Michael Taglich	Director	January 3, 2024
Michael Taglich